Exhibit 4.115

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,

INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 112544 dated September 29, 2013

To render

air broadcasting communication services

This License has been granted to

COMSTAR-Regions

Closed Joint-Stock Company

Principal State Registration Number of the legal entity (individual entrepreneur)

(PSRN, PSRNIE)

1097746419913

Tax Identification Number  (TIN)

7704730503

Principal place of business (residence):

27, building 2, Smolenskaya-Sennaya square, Moscow, 119121

The territory of communication service rendering is specified in the annex hereto.

This License is valid through:

August 01, 2016

This License is issued based on the decision of the licensing authority — Order No. 872 dated August 02, 2013.

This License has the annex which is as an integral part hereof and executed in 2 page (pages).

Deputy Head	/Signature/ O.A. Ivanov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

Annex to the License No. 112544**

Licensing Requirements

1. COMSTAR-Regions Closed Joint-Stock Company (the licensee) shall comply with the validity period of this License.

Abbreviated name:

COMSTAR-Regions CJSC

PSRN 1097746419913	TIN 7704730503

Principal place of business:

27, building 2, Smolenskaya-Sennaya square, Moscow, 119121

2. The licensee shall begin communication service rendering in accordance with this License not later than September 29, 2013.

3. The licensee shall render communication services in accordance with this License only in the residential place specified in clause 7 hereof.

4. The licensee shall provide the subscriber (customer) with the following services in accordance with this License*:

a) signal reception of television broadcasting program (programs) and (or) radio broadcasting from broadcasters;

b) broadcasting of program (programs) signals on the air;

c) free-of-charge broadcasting of mandatory public television channels and (or) radio channels, the list of which is determined by the legislation of the Russian Federation on mass media, if communication service activity for the purpose of air broadcasting is conducted on the basis of agreements with subscribers.

5. The licensee shall render communication services in accordance with the rules for rendering of communication services approved by the Government of the Russian Federation.

6. The licensee shall comply with the rules of communications network connection and interaction, approved by the Government of the Russian Federation, when connecting the licensee’s air broadcasting network to the public communication network, connecting other communication networks to the licensee’s air broadcasting network.

7. The licensee shall perform conditions established upon setting aside radio frequency bands and assignment (awarding) of radio frequency or radio frequency channel in the process of service rendering in accordance with this License.

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The territory of communication service rendering	Frequency bands MHz
Yekaterinburg

2,500-2,508

2,508-2,516

2,516-2,524

2,524-2,532

2,556-2,564

2,564-2,572

2,572-2,580

2,580-2,588

2,588-2,596

2,596-2,604

2,604-2,612

2,612-2,620

2,620-2,628

2,628-2,636

2,636-2,644

2,644-2,652

2,676-2,684

2,684-2,692

8. Communication service rendering in accordance with this License is allowed only upon availability of the License (Licenses) to provide broadcasting and (or) upon availability of agreement (agreements) with licensee-broadcaster, except for cases specified in clause 9 hereof.

9. If communications services are provided for air broadcasting purposes on basis of agreement with a subscriber, the licensee shall perform broadcasting of mandatory public television channels and (or) radio channels, without any change at its own expense (without agreement conclusion with broadcasters of mandatory public television channels and (or) radio channels and without charge for reception and broadcasting of such channels from subscribers and broadcasters of mandatory public television channels and (or) radio channels) in exploited telecommunication networks.

10. The licensee shall provide information on the calculating basis of the mandatory deductions (non-tax payments) to the universal service reserve in such manner and form as established by the Federal Executive Authority in the sphere of telecommunications.

* Service rendering specified in this License may be followed by rendering other services technologically inextricably connected with communication service for the purposes of air broadcasting and focused on increase of consumption value thereof, if there is no necessity in the separate License.

** This License is issued in accordance with renewal of License No. 85265 dated September 29, 2010.

2

Numbered, bound and sealed 3 (three) page(s).
Head of Department, Maintenance of Registers of Radiofrequency Assignments and Telecommunications Licenses

/Signature/ I.Yu. Zavidnaya

AUGUST 14, 2013

Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS
PSRN 1087746736296